Exhibit 5.1

June 23, 2026

FiEE, Inc.

3-33, 2-chome Utajima, Nishiyodogawa District

Osaka, Japan

Ladies and Gentlemen:

We have acted as counsel to FiEE, Inc., a Delaware corporation (the “Corporation”), in connection with the issuance and sale by the Corporation to or through A.G.P./Alliance Global Partners, as the Sales Agent (as defined in the Sales Agreement (as defined below)) (the “Sales Agent”) of shares of the Corporation’s common stock, par value $0.01 per share (“Common Stock”), having an aggregate offering price of up to $6,272,809 (the “Offering”), pursuant to that certain Sales Agreement, dated June 23, 2026 (the “Sales Agreement”), by and between the Corporation and the Sales Agent (such shares, collectively, the “Offering Common Stock”).

This opinion letter is being delivered in accordance with the requirements of Paragraph 29 of Schedule A of the Securities Act of 1933, as amended (the “Securities Act”), and Item 601(b)(5)(i) of Regulation S-K.

In connection with rendering the opinions set forth below, we have examined (i) the Sales Agreement; (ii) the Registration Statement on Form S-3 (File No. 333-295474) originally filed by the Corporation with the U.S. Securities and Exchange Commission (the “Commission”) on April 30, 2026 and amended on May 22, 2026, under the Securities Act (the “Registration Statement”), including the exhibits filed therewith; (iii) the base prospectus, dated June 11, 2026, included in the Registration Statement relating to the Offering (the “Base Prospectus”); (iv) the prospectus supplement relating to the Offering (the “Prospectus Supplement”), dated June 23, 2026; (v) the Amended and Restated Certificate of Incorporation of the Corporation as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on September 22, 2009, as amended by the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation as filed with the Secretary of State on November 16, 2015, the Certificate of Designation of Series A Junior Participating Preferred Stock of the Corporation as filed with the Secretary of State on November 16, 2015, the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation as filed with the Secretary of State on July 25, 2019, the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation as filed with the Secretary of State on June 2, 2021 (the “June 2, 2021 Amendment”), the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation as filed with the Secretary of State on June 3, 2021, as corrected by the Certificate of Correction of Certificate of Amendment of the Corporation as filed with the Secretary of State on June 30, 2021 nullifying the June 2, 2021 Amendment, the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation as filed with the Secretary of State on July 23, 2021, the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation as filed with the Secretary of State on March 31, 2023,

FiEE, Inc.

June 23, 2026

the Certificate of Designations, Preferences, Rights, and Limitations of Series A Convertible Preferred Stock of the Corporation as filed with the Secretary of State on January 26, 2024, the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation as filed with the Secretary of State on March 6, 2024, the Amended and Restated Certificate of Designations, Preferences, Rights, and Limitations of Series A Convertible Preferred Stock of the Corporation as filed with the Secretary of State on October 8, 2024, the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation as filed with the Secretary of State on February 27, 2025, and the Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Corporation as filed with the Secretary of State on August 1, 2025, providing for the Second Amended and Restated Certificate of Designations, Preferences, Rights, and Limitations of Series A Convertible Preferred Stock of the Corporation (as amended, the “Certificate of Incorporation”); (vi) the Second Amended and Restated Bylaws of the Corporation adopted March 28, 2025 (the “Bylaws” and, together with the Certificate of Incorporation, the “Corporation Organizational Documents”); (vii) resolutions adopted by the Corporation’s Board of Directors (the “Board of Directors”) by unanimous consent in lieu of a meeting on June 22, 2026 relating to the Sales Agreement and the delegation of certain power and authority of the Board of Directors to the Sales Agent and to each of Li Wai Chung, Chief Executive Officer and President of the Corporation, and Cao Yu, Chief Financial Officer of the Corporation (such resolutions, the “Board Resolutions” and such officers of the Corporation, the “Authorized Officers” and each, an “Authorized Officer”), and the issuance and sale of up to a maximum of an aggregate of 1,548,841 shares of Common Stock having an aggregate offering price of up to $6,272,809 pursuant to the Sales Agreement (the “Maximum Amount”); and (viii) a certificate from an officer of the Corporation as to certain matters of fact (the “Fact Certificate”).

For purposes of rendering our opinions below, we have not examined any document other than the documents listed in clauses (i) through (viii) above (collectively, the “Documents” and each, a “Document”) and assume that there exists no provision in any document relating to the matters covered by our opinions below that we have not examined that is inconsistent with the Documents or our opinions below. We have conducted no independent factual investigation of our own but rather have relied on the Documents, the statements and information set forth therein, and the additional matters recited or assumed herein, all of which we assume to be true, complete, and accurate in all respects.

For purposes of this opinion letter, we have made assumptions that are customary in opinion letters of this kind, including without limitation: (i) that each Document is accurate and complete; (ii) that each Document that is an original is authentic and that each Document that is a copy conforms to an authentic original; (iii) that there are no documents or agreements by or among any of the parties to the Sales Agreement (other than each Placement Notice (as defined in the Sales Agreement and hereinafter, a “Placement Notice”)) or any other person that could affect any of the opinions expressed herein and no undisclosed modifications, waivers, or amendments (whether written or oral) to any of the Registration Statement, the Prospectus Supplement, or the Documents; (iv) the legal capacity of all natural persons; (v) that all signatures on each Document are genuine; (vi) that no changes in the facts certified in the Fact Certificate have occurred or will occur after the date of the Fact Certificate; (vi) that each party to the Documents is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; (vii) that each party to the Documents (A) has the legal capacity, power, and authority to execute, deliver, and perform its obligations under the Documents, (B) has taken all action necessary to duly authorize the execution and delivery of, and the performance of its obligations under, the Documents, and (C) has duly executed and delivered the Documents; (viii) that

FiEE, Inc.

June 23, 2026

each of the Documents constitutes the legal, valid, and binding obligation of each party thereto, enforceable against each such party in accordance with its terms; (ix) that (A) each Authorized Officer will exercise the authority delegated to such Authorized Officer by the Board Resolutions wholly in accordance with the Board Resolutions and (B) the Sales Agent will exercise any authority delegated to the Sales Agent by the Board Resolutions wholly in accordance with the Board Resolutions and the relevant Placement Notice delivered by the Corporation under the Sales Agreement; (x) that any amendment and/or restatement of any of the Documents was accomplished in accordance with, and was permitted by, the relevant provisions of such Document and applicable law; and (xi) the Sales Agent has complied with all state and federal statutes, rules, and regulations applicable to it relating to the transactions set forth in the Sales Agreement. We also have assumed that: (i) the Corporation will have sufficient authorized, unissued, and unreserved shares of Common Stock to issue and sell the Offering Common Stock on each date of issuance and sale of the Offering Common Stock; (ii) the number of the Offering Common Stock issued and sold pursuant to the Sales Agreement will not exceed (A) the Maximum Amount or (B) the maximum number of shares of Common Stock determined by the relevant Authorized Officer (subject to the Maximum Amount) and set forth in the relevant Placement Notice; (iii) each Placement Notice delivered under the Sales Agreement will comply with the Board Resolutions; (iv) the Corporation (or the Sales Agent on behalf of the Corporation) will have received the minimum consideration for the Offering Common Stock as has been fixed by (A) the Board Resolutions and (B) determined by the relevant Authorized Officer (which shall not be less than the minimum consideration fixed by the Board Resolutions) and set forth in the relevant Placement Notice delivered pursuant to the Sales Agreement prior to such issuance and sale (the “Minimum Consideration”); (v) the Corporation (or the Sales Agent on behalf of the Corporation) will have received consideration for the Offering Common Stock established by the Sales Agent in accordance with the Sales Agreement prior to such issuance and sale will not be less than the Minimum Consideration (the “Share Consideration”); (vi) either (A) upon the issuance of the Offering Common Stock, the Offering Common Stock is evidenced by an appropriate certificate that has been duly executed and delivered, or (B) the Board of Directors has adopted a resolution (that has not been rescinded or revoked) providing that all shares of Common Stock shall be uncertificated in accordance with Section 158 of the General Corporation Law of the State of Delaware (the “DGCL”) prior to the issuance of the Offering Common Stock and, within a reasonable time after the issuance of such uncertificated Offering Common Stock, the registered owner thereof will be given notice in writing or by electronic transmission in compliance with Section 151(f) of the DGCL; (vii) the issuance of the Offering Common Stock will be recorded in the Corporation’s stock ledger upon issuance; (viii) the issuance of the Offering Common Stock in the Offering or pursuant to the Sales Agreement will not increase the proportionate share of Common Stock held by any interested stockholder (within the meaning of Section 203(c) of the DGCL) of the Corporation; and (ix) the Board Resolutions will not have been rescinded, revoked, or otherwise modified prior to the delivery of any Placement Notice or any issuance and sale of the Offering Common Stock in the Offering or pursuant to the Sales Agreement. We have not verified any of the foregoing assumptions.

Our opinion set forth below is limited to the DGCL and reported judicial decisions interpreting the DGCL. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of: (i) any other laws; (ii) the laws of any other jurisdiction, including any foreign jurisdiction; or (iii) the law of any county, municipality, or other political subdivision or local governmental agency or authority.

FiEE, Inc.

June 23, 2026

Based upon and subject to the foregoing, and assuming that (i) the Registration Statement and any required post-effective amendment thereto will be effective and will comply with all applicable laws at the time the Offering Common Stock are offered or issued as contemplated by the Registration Statement or any such post-effective amendment, (ii) the Offering Common Stock will be issued and sold, as applicable, in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement, (iii) the Offering Common Stock is issued and sold in the Offering in accordance with the Placement Notice against payment of the Share Consideration, (iv) the Corporation will remain at all times a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware, (v) the Sales Agreement has not been terminated in accordance with its terms, and (vi) the additional qualifications and other matters set forth in this opinion letter, it is our opinion that the Offering Common Stock issued and sold in the Offering will be validly issued, fully paid, and nonassessable.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Corporation’s Current Report on Form 8-K filed on June 23, 2026, and to the incorporation by reference of this opinion in the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus Supplement forming a part thereof. In giving this consent, we do not thereby admit that we are experts with respect to any part of the Prospectus Supplement within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours truly,

/s/ K&L Gates LLP
K&L Gates LLP